Exhibit (b)

HSBC FUNDS
BY-LAWS

As Amended and Restated December 18, 2012

i

BY-LAWS

OF

HSBC FUNDS

ARTICLE I

DEFINITIONS

     Any terms defined in the Amended and Restated Declaration of Trust of HSBC Funds dated July 1, 1987, as amended and/or restated from time to time, shall have the same meaning when used herein.

ARTICLE II

OFFICES

     Section 1. Resident Agent. The Trust shall maintain a resident agent in the Commonwealth of Massachusetts, which agent shall initially be CT Corporation System, 101 Federal Street, Boston, Massachusetts 02110. The Trustees may designate a successor resident agent, provided, however, that such appointment shall not become effective until written notice thereof is delivered to the office of the Secretary of the Commonwealth of Massachusetts.

     Section 2. Offices. The Trust may have its principal office and other offices in such places within as well as without the Commonwealth of Massachusetts as the Trustees may from time to time determine.

ARTICLE III

SHAREHOLDERS

     Section 1. Meetings. Meetings of the Shareholders shall be held as provided in the Declaration of Trust at such place within or without the Commonwealth of Massachusetts as the Trustees shall designate. The holders of a majority of outstanding Shares entitled to vote present in person or by proxy shall constitute a quorum at any meeting of the Shareholders. For the purposes of establishing whether a quorum is present, all Shares present and entitled to vote, including abstentions and broker non-votes, shall be counted. In the absence of a quorum, a majority of Shares entitled to vote present in person or by proxy may adjourn the meeting from time to time until a quorum shall be present. Unless a proxy is otherwise limited in this regard, any Shares present and entitled to vote at a meeting that are represented by broker non-votes may, at the discretion of the proxies named therein, be voted in favor of such adjournment.

     Whenever a matter is required to be voted by Shareholders of the Trust in the aggregate under Article V, Section 5.9 and Section 5.11 and Section 5.11(f) of the Declaration, the Trust may either hold a meeting of Shareholders of all series and classes, as established and designated pursuant to Article V, Section 5.11 of the Declaration, to vote on such matter, or hold separate meetings of Shareholders of each of the individual series and/or classes to vote on such matter, provided that (i) such separate meetings shall be held within one year of each other, (ii) a quorum consisting of the holders of the majority of outstanding Shares of the individual series and/or classes entitled to vote present in person or by proxy shall be present at each such separate meeting and (iii) a quorum consisting of the holders of a majority of all Shares of the Trust entitled to vote present in person or by proxy shall be present in the aggregate at such separate meetings, and the votes of Shareholders at all such separate meetings shall be aggregated in order to determine if sufficient votes have been cast for such matter to be voted.

     Section 2. Notice of Meetings. Notice of all meetings of the Shareholders, stating the time, place and purposes of the meeting, shall be given by the Trustees by mail to each Shareholder entitled to vote at such meeting at his address as recorded on the register of the Trust mailed at least ten (10) days and not more than ninety (90) days before the meeting. Only the business stated in the notice of the meeting shall be considered at such meeting. Any adjourned meeting may be held as adjourned without further notice. No notice need be given to any Shareholder who shall have failed to inform the Trust of his current address or if a written waiver of notice, executed before or after the meeting by the Shareholder or his attorney thereunto authorized, is filed with the records of the meeting.

     Where separate meetings are held for Shareholders of each of the individual series and/or classes to vote on a matter required to be voted on by Shareholders of the Trust in the aggregate, as provided in Article III, Section 1 above, notice of each such separate meeting shall be provided in the manner described above in this Section 2.

     Section 3. Record Date for Meetings and Other Purposes. For the purpose of determining the Shareholders who are entitled to notice of and to vote at any meeting, or to participate in any distribution, or for the purpose of any other action, the Trustees may from time to time close the transfer books for such period, not exceeding thirty (30) days, as the Trustees may determine; or without closing the transfer books, the Trustees may fix a date not more than ninety (90) days prior to the date of any meeting of Shareholders or distribution or other action as a record date for the determinations of the persons to be treated as Shareholders of record for such purposes, except for dividend payments which shall be governed by the Declaration.

     Where separate meetings are held for Shareholders of each of the individual series and/or classes to vote on a matter required to be voted on by Shareholders of the Trust in the aggregate, as provided in Article III, Section 1 above, the record date of each such separate meeting shall be determined in the manner described above in this Section 3.

     Section 4. Proxies. At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a vote of a majority of the Trustees, proxies may be solicited in the name of the Trust, one or more of the Trustees or one or more of the officers of the Trust. Only Shareholders of record shall be entitled to vote. Each whole Share shall be entitled to one vote as to any matter on which it is entitled by the Declaration to vote, and each fractional Share shall be entitled to a proportionate fractional vote. When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such Share is a minor or legally incompetent, and subject to guardianship or the legal control of any other person as regards the charge or management of such Share, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy. In connection with the solicitation of proxies by the Trustees, a Shareholder may give instructions through telephonic or electronic methods of communication or via the Internet for another person to execute his or her proxy, if in each case such method has been authorized by the Trust by its officers, and pursuant in each case to procedures established or approved by the officers of the Trust or agents employed by the Trust for such purpose as reasonably designed to verify that such instructions have been authorized by such Shareholder; and the placing of a Shareholder’s name on a proxy pursuant to such instructions shall constitute execution of such proxy by or on behalf of such Shareholder. Proxies may also be submitted via facsimile if such method has been authorized by the Trust by its officers, and pursuant to procedures established or approved by the officers of the Trust or agents employed by the Trust for such purpose. Unless otherwise specifically limited by their terms, proxies shall entitle the holder thereof to vote at any postponement or adjournment of the meeting, and no proxy shall be valid after eleven months from its date. A Shareholder who has submitted a proxy may revoke or withdraw the proxy with respect to any matter to be considered at a meeting or any adjournment or postponement thereof if such revocation or withdrawal is properly received prior to the vote on that matter, by delivering a duly executed proxy bearing a later date or by attending the meeting or the adjournment or postponement thereof and voting in person on the matter or matters.

     Section 5. Action Without Meeting. Any action which may be taken by Shareholders may be taken without a meeting if a majority of Shareholders entitled to vote on the matter (or such larger proportion thereof as shall be required by law, the Declaration or these By-Laws for approval of such matter) consents to the action in writing and the written consents are filed with the records of the meetings of Shareholders. Such consents shall be treated for all purposes as a vote taken at a meeting of Shareholders.

ARTICLE IV

TRUSTEES

     Section 1. Meetings of the Trustees. The Trustees may in their discretion provide for regular or stated meetings of the Trustees. Notice of regular or stated meetings need not be given, and no notice need be given of any action proposed to be taken by written consent. Meetings of the Trustees other than regular or stated meetings shall be held whenever called by the President, or by any one of the Trustees, at the time being in office. Notice of the time and place of each meeting other than regular or stated meetings shall be given by the Secretary or an Assistant Secretary or by the officer or Trustee calling the meeting and shall be mailed to each Trustee at least two days before the meeting at his business address, or shall be sent by email, facsimile or other electronic means, or personally delivered (which term shall include by telephone), to him at least one day before the meeting. Such notice may, however, be waived by any Trustee. Notice may be sent on the day of the special meeting by email, facsimile or other electronic means, or given by telephone or in person, if under the circumstances the party calling the special meeting deems more immediate action to be necessary or appropriate. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice need not specify the purpose of any meeting.

     The Trustees may meet by means of a telephone conference circuit, video conferencing or similar communications equipment by means of which all persons participating in the meeting can hear each other shall be deemed to have been held at a place designated by the Trustees at the meeting. Participation in a telephone conference or video conference meeting shall constitute presence in person at such meeting. Any action required or permitted to be taken at any meeting of the Trustees may be taken by the Trustees without a meeting if all the Trustees consent to the action in writing or by electronic transmission and the written consents are filed in paper or electronic form with the records of the Trustees’ meetings. Such consents shall be treated as a vote for all purposes.

     Section 2. Quorum and Manner of Acting. A majority of the Trustees shall be present in person at any regular or special meeting of the Trustees in order to constitute a quorum for the transaction of business at such meeting and (except as otherwise required by law, the Declaration or these By-Laws) the act of a majority of the Trustees present at any such meeting, at which a quorum is present, shall be the act of the Trustees. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal from the meeting of one or more Trustees if any action taken is approved by at least a majority of the required quorum for that meeting. In the absence of a quorum, a majority of the Trustees present may adjourn the meeting from time to time until a quorum shall be present. Notice of an adjourned meeting need not be given.

     Section 3. Chairman. The Trustees shall have the authority to, by a majority vote of all of the Trustees, elect from their own number a Chairman, to hold office until his successor shall have been duly elected and qualified. The Chairman shall not hold any other office. The Chairman may be, but need not be, a Shareholder. The Chairman shall preside at all meetings of the Trustees and shall have such other duties as from time to time may be assigned to him by the Trustees.

     Section 4. Vice-Chairman. The Trustees shall have the authority to, by a majority vote of all of the Trustees, elect from their own number a Vice-Chairman, to hold office until his successor shall have been duly elected and qualified. The Vice-Chairman may be, but need not be, a Shareholder. The Vice-Chairman, if any, shall preside at all meetings of the Trustees when the Chairman is unable to serve and shall have such other duties as from time to time may be assigned to him by the Chairman.

ARTICLE V

COMMITTEES

     Section 1. Executive and Other Committees. The Trustees by vote of a majority of all the Trustees may elect from their own number an Executive Committee to consist of not less than three (3) to hold office at the pleasure of the Trustees, which shall have the power to conduct the current and ordinary business of the Trust while the Trustees are not in session, including the purchase and sale of securities and the designation of securities to be delivered upon redemption of Shares of the Trust, and such other powers of the Trustees as the Trustees may, from time to time, delegate to them except those powers which by law, the Declaration or these By-Laws they are prohibited from delegating. The Trustees may also elect from their own number other Committees from time to time, the number composing such Committees, the powers conferred upon the same (subject to the same limitations as with respect to the Executive Committee) and the term of membership on such Committees to be determined by the Trustees. The Trustees may designate a Chairman of any such Committee. In the absence of such designation, the Committee may elect its own Chairman.

     Section 2. Meetings, Quorum and Manner of Acting. The Trustees may (i) provide for stated meetings of any Committee, (ii) specify the manner of calling and notice required for special meetings of any Committee, (iii) specify the number of members of a Committee required to constitute a quorum and the number of members of a Committee required to exercise specified powers delegated to such Committee, (iv) authorize the making of decisions to exercise specified powers by written assent of the requisite number of members of a Committee without a meeting, and (v) authorize the members of a Committee to meet by means of a telephone conference circuit, video conferencing or similar communications equipment by means of which all persons participating in the meeting can hear each other.

     Each Committee shall keep regular minutes of its meetings and records of decisions taken without a meeting and cause them to be recorded in a file, folder or book (electronic or otherwise) specifically designated for that purpose and kept in the office of the Trust.

ARTICLE VI

OFFICERS

     Section 1. General Provisions. The officers of the Trust shall be a President, a Treasurer and a Secretary, who shall be elected by the Trustees. The Trustees may elect or appoint such other officers or agents as the business of the Trust may require, including one or more Executive or Senior Vice Presidents, one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers. The Trustees may delegate to any officer or Committee the power to appoint any subordinate officers or agents.

     Section 2. Term of Office and Qualifications. Except as otherwise provided by law, the Declaration or these By-Laws, the President, the Treasurer and the Secretary shall each hold office until his successor shall have been duly elected and qualified, and all other officers shall hold office at the pleasure of the Trustees. The Secretary and Treasurer may be the same person. A Vice President and the Treasurer or Assistant Treasurer or a Vice President and the Secretary or Assistant Secretary may be the same person, but the offices of Vice President and Secretary and Treasurer shall not be held by the same person. The President shall hold no other office. Except as above provided, any two offices may be held by the same person. Any officer may be, but none need be, a Trustee or Shareholder. The Trustees may fill any vacancy in office or add any additional officer at any time.

     Section 3. Removal. The Trustees, at any regular or special meeting of the Trustees, may remove any officer without cause, by a vote of a majority of the Trustees then in office. Any officer or agent appointed by an officer or Committee may be removed with or without cause by such appointing officer or Committee.

     Section 4. Powers and Duties of the President. The President, unless the Chairman, if any, is so appointed by the Trustees, shall be the principal executive officer of the Trust. The President may call meetings of the Trustees and of any Committee thereof when he deems it necessary and shall preside at all meetings of the Shareholders. Subject to the control of the Trustees and to the control of any Committees of the Trustees, within their respective spheres, as provided by the Trustees, he shall at all times exercise general supervision and direction over the affairs of the Trust. He shall have the power to employ attorneys and counsel for the Trust and to employ such subordinate officers, agents, clerks and employees as he may find necessary to transact the business of the Trust. He shall also have the power to grant, issue, execute or sign such powers of attorney, proxies or other documents as may be deemed advisable or necessary in furtherance of the interests of the Trust. The President shall have such other powers and duties as from time to time may be conferred upon or assigned to him by the Trustees.

     Section 5. Powers and Duties of Vice Presidents. In the absence or disability of the President, any Vice President designated by the Trustees shall perform all the duties and may exercise any of the powers of the President, subject to the control of the Trustees. Each Vice President shall perform such other duties as may be assigned to him from time to time by the Trustees and the President.

     Section 6. Powers and Duties of the Treasurer. The Treasurer shall be the principal financial and accounting officer of the Trust. He shall deliver all funds of the Trust which may come into his hands to such Custodian as the Trustees may employ pursuant to Article X of these By-Laws. He shall in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Trustees.

     Section 7. Powers and Duties of the Secretary. The Secretary shall keep the minutes of all meetings of the Trustees and of the Shareholders in proper books provided for that purpose, shall have custody of the seal of the Trust and shall have charge of the Share transfer books, lists and records unless the same are in the charge of the Transfer Agent. He shall attend to the giving and serving of all notices by the Trust in accordance with the provisions of these By-Laws and as required by law; and subject to these By-Laws, he shall in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Trustees.

     Section 8. Powers and Duties of Assistant Treasurers. In the absence or disability of the Treasurer, any Assistant Treasurer designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Treasurer. Each Assistant Treasurer shall perform such other duties as from time to time may be assigned to him by the Trustees.

     Section 9. Powers and Duties of Assistant Secretaries. In the absence or disability of the Secretary, any Assistant Secretary designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Secretary. Each Assistant Secretary shall perform such other duties as from time to time may be assigned to him by the Trustees.

     Section 10. Compensation of Officers and Trustees. Subject to any applicable provisions of the Declaration, the compensation of the officers and Trustees shall be fixed from time to time by the Trustees or, in the case of officers, by any Committee or officer upon whom such power may be conferred by the Trustees. No officer shall be prevented from receiving such compensation as such officer by reason of the fact that he is also a Trustee.

ARTICLE VII

FISCAL YEAR

     The fiscal year of each series of the Trust shall be determined by the Trustees, and the Trustees may from time to time change any fiscal year.

ARTICLE VIII

SEAL

     The Trustees may adopt a seal which shall be in such form and shall have such inscription thereon as the Trustees may from time to time prescribe.

ARTICLE IX

WAIVERS OF NOTICE; DELIVERY AND EXECUTION

     Whenever any notice is required to be given by law, the Declaration or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. A notice or waiver of notice shall be deemed to have been sent by email, facsimile or other electronic means for the purposes of these By-Laws when it is sent.

ARTICLE X

CUSTODY OF SECURITIES

     Section 1. Employment of a Custodian. The Trust shall place and at all times maintain in the custody of a Custodian (including any sub-custodian for the Custodian, which may be a foreign bank which meets applicable requirements of law) all funds, securities and similar investments included in the Trust Property. The Custodian (and any sub-custodian) shall be an institution eligible to serve as a custodian to the Trust pursuant to the 1940 Act and the regulations thereunder. The Custodian shall be appointed from time to time by the Trustees, who shall fix its remuneration.

     Section 2. Action Upon Termination of Custodian Agreement. Upon termination of a Custodian Agreement or inability of the Custodian to continue to serve, the Trustees shall promptly appoint a successor Custodian, but in the event that no successor Custodian can be found who has the required qualifications and is willing to serve, the Trustees shall call as promptly as possible a special meeting of the Shareholders to determine whether the Trust shall function without a Custodian or shall be liquidated. If so directed by vote of the holders of a majority of the outstanding voting securities, the Custodian shall deliver and pay over all Trust Property held by it as specified in such vote.

ARTICLE XI

AMENDMENTS

     These By-Laws, or any of them, may be altered, amended or repealed, or new By-Laws may be adopted by vote of a majority of (a) the Shares outstanding and entitled to vote or (b) the Trustees, provided, however, that no By-Law may be amended, adopted or repealed by the Trustees if such amendment, adoption or repeal requires, pursuant to law, the Declaration or these By-Laws, a vote of the Shareholders.

ARTICLE XII

INSPECTION OF BOOKS

     The Trustees shall from time to time determine whether and to what extent, and at what times and places, and under what conditions and regulations the accounts and books of the Trust or any of them shall be open to the inspection of the Shareholders; and no Shareholder shall have any right to inspect any account or book or document of the Trust except as conferred by laws or authorized by the Trustees or by resolution of the Shareholders.

ARTICLE XIII

MISCELLANEOUS

     (A) Except as hereinafter provided, no officer or Trustee of the Trust and no partner, officer, director or shareholder of the Investment Adviser or Distributor of the Trust, and no Investment Adviser or Distributor of the Trust, shall take long or short positions in the securities issued by the Trust.

     (1) The foregoing provisions shall not prevent the Distributor from purchasing Shares from the Trust if such purchases are limited (except for reasonable allowances for clerical errors, delays and errors of transmission and cancellation of orders) to purchases for the purpose of filling orders for such Shares received by the Distributor, and provided that orders to purchase from the Trust are entered with the Trust or the Custodian promptly upon receipt by the Distributor of purchase orders for such Shares, unless the Distributor is otherwise instructed by its customer.

     (2) The foregoing provision shall not prevent the Distributor from purchasing Shares of the Trust as agent for the account of the Trust.

     (3) The foregoing provision shall not prevent the purchase from the Trust or from the Distributor of Shares issued by the Trust, by any officer, or Trustee of the Trust or by any partner, officer, director or shareholder of the Investment Adviser or Distributor of the Trust at the price available to the public generally at the moment of such purchase, or as described in the then currently effective Prospectus of the Trust.

     (4) The foregoing shall not prevent the Distributor, or any affiliate thereof, of the Trust from purchasing Shares prior to the effectiveness of the first registration statement relating to the shares under the Securities Act of 1933.

     (B) The Trust shall not lend assets of the Trust to any officer or Trustee of the Trust, or to any partner, officer, director or shareholder of, or person financially interested in, the Investment Adviser or the Distributor of the Trust, or to the Investment Adviser or the Distributor of the Trust.

     (C) The Trust shall not impose any restrictions upon the transfer of the Shares of the Trust except as provided in the Declaration, but this requirement shall not prevent the charging of customary transfer agent fees.

     (D) The Trust shall not permit any officer or Trustee of the Trust, or any partner, officer or director of the Investment Adviser or Distributor of the Trust to deal for or on behalf of the Trust with himself as principal or agent, or with any partnership, association or corporation in which he has a financial interest; provided that the foregoing provisions shall not prevent (a) officers and Trustees of the Trust or partners, officers or directors of the Investment Adviser or Distributor of the Trust from buying, holding or selling Shares in the Trust, or from being partners, officers or directors or otherwise financially interested in the Investment Adviser or Distributor of the Trust; (b) purchases or sales of securities or other property by the Trust from or to an affiliated person or to the Investment Adviser or Distributor of the Trust if such transaction is exempt from the applicable provisions of the 1940 Act; (c) purchases of investments for the portfolio of the Trust or sales of investments owned by the Trust through a security dealer who is, or one or more of whose partners, shareholders, officers or directors is, an officer or Trustee of the Trust, or a partner, officer or director of the Investment Adviser or Distributor of the Trust, if such transactions are handled in the capacity of broker only and commissions charged do not exceed customary brokerage charges for such services; (d) employment of legal counsel, registrar, Transfer Agent, dividend disbursing agent or Custodian who is, or has a partner, shareholder, officer, or director who is, an officer or Trustee of the Trust, or a partner, officer or director of the Investment Adviser or Distributor of the Trust, if only customary fees are charged for services to the Trust; (e) sharing statistical research, legal and management expenses and office hire and expenses with any other investment company in which an officer or Trustee of the Trust, or a partner, officer or director of the Investment Adviser or Distributor of the Trust, is an officer or director or otherwise financially interested.

     (E) The Trustees may make such additional rules and regulations, not inconsistent with these By-Laws, as they may deem expedient concerning the sale and purchase of Shares of the Trust.

     (F) The provisions of these By-Laws are severable. If the Trustees determine, with the advice of counsel, that any provision hereof conflicts with the 1940 Act, the regulated investment company or other provisions of the Internal Revenue Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of these By-Laws; provided, however, that such determination shall not affect any of the remaining provisions of these By-Laws or render invalid or improper any action taken or omitted prior to such determination. If any provision hereof shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision only in such jurisdiction and shall not affect any other provision of these By-Laws.

     (G) All deeds, leases, contracts, notes and other obligations made by the Trustees shall be signed by the President, any Vice President elected by the Trustees, the Treasurer, the Secretary or any other officer elected by the Trustees, except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, or as otherwise provided in these By-Laws.

     (H) Headings are placed in these By-Laws for convenience of reference only and in case of any conflict, the text of these By-Laws rather than the headings shall control.

END OF BY-LAWS